Exhibit 99.1

GL Brands (Formerly Freedom Leaf) Wholly Owned Subsidiary Green Lotus™ Announces Third

Successful Commercial Shipment to Mexico

DALLAS, December 20, 2019 –GL Brands (OTCQB: FRLF), a multinational hemp consumer packaged goods company and global house of brands, announced today its third successful commercial shipment of CBD and hemp products to Mexico. The shipment is part of an exclusive partnership between GL Brands™ and CBD Life SA to supply 3,000 points of sale across the country.

“The CBD market is not just growing within the United States but globally. As these products become more accessible and discoverable on retail shelves, we are finding that consumers are actively integrating CBD into their everyday lives,” said Carlos Frias, CEO of GL Brands. “In Mexico, our partnership with CBD Life has been critical in our ability to build trust with our consumer base by positioning our products in a variety of trusted pharmacological and multinational sport supplement retailers throughout Mexico. We are looking forward to building off this positive momentum as we enter 2020 so that we may continue to bring value to our shareholders and maintain brand loyalty with our customer base.”

In October, GL Brands completed its second shipment to Mexico which included a variety of Heat, Freeze, and Salve CBD topical products. This third shipment introduced the fourth SKU in our CBD topical line developed to aid consumers with recovery and completes the Company’s initial launch into 3,000 points of sale in Mexico. In 2023, GL Brands and CBD Life expect to expand their footprint in the country to 40,000 points of sale with continued flow of shipments to Mexico.

GL Brands™ is the first U.S. hemp-derived products company to be approved for commercial distribution and export to Mexico. The GL Brands and CBD Life currently hold 21 product permits for CBD-specific products allowed to be imported into Mexico. Currently, making GL Brands™ the first and largest commercial distributor and exporter of hemp and CBD products to the Mexican market.

About GL Brands Inc.:

GL Brands is a multinational hemp consumer packaged goods company that creates authentic, enduring and culturally relevant brands engaged in the development and sale of cannabis-derived wellness products. Through its premier brands Green Lotus™ and IrieCBD, GL Brands delivers a full portfolio of hemp and hemp-derived CBD products, including tinctures, softgels, gummies, capsules, sparkling beverages, vapes, flower and topical segments to promote greater wellness and balance, in the U.S. and throughout the world. For more information, please visit https://www.glbrands.com.

About Green Lotus™:

Green Lotus™ Hemp is a premium hemp products brand that provides responsibly produced, natural cannabinoid-rich products to consumers and businesses. The brand is veteran-led and powered by a diverse team dedicated to promoting a world where the restorative power of hemp is accessible to all people. For more information, please visit https://greenlotushemp.com.bout Green Lotus™

Forward-Looking Statements: This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by phrases such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe GL Brands’ business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Factors that could cause or contribute to differences include the uncertainty regarding viability and market acceptance of GL Brands’ products and services, changes in relationships with third parties, and other factors described in GL Brands’ most recent periodic filings with the Securities and Exchange Commission.

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Media Contacts

Anthony Feldman / Nick Opich
KCSA Strategic Communications
(347) 487-6194 / (212) 896-1206
afeldman@kcsa.com / nopich@kcsa.com

Investor Contacts

Phil Carlson / Erika Kay
KCSA Strategic Communications
Phone: (212) 896-1233
Email: pcarlson@kcsa.com / ekay@kcsa.com

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